UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 28, 2008 (November 6, 2008)

China New Energy Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China
(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors.

On October 28, 2008, the Board of Directors of China New Energy Group Company (“CNER” or the “Company”) increased the size of the board to five (5) members and appointed John D. Kuhns and James Tie Li as a members of the Board of Directors of the Company, effective October 28, 2008. At present, no written agreements have been executed regarding the compensation to the new directors for their service on the Company’s Board of Directors. Pursuant to verbal agreements, Messrs. Kuhns and Li will each receive US$20,000 annually for service on the Company’s Board of Directors.

John D. Kuhns

Mr. John D. Kuhns has over 30 years of experience in the hydroelectric, power technology and alternative energy industries. In 1981, Mr. Kuhns founded Catalyst Energy, one of the first publicly traded independent power producers in the United States; Mr. Kuhns served as the president and chief executive officer of Catalyst until 1988. Mr. Kuhns served as the chairman and chief executive officer of New World Power Corporation from 1992 to 1996, during which time he worked on the development and financing of hydroelectric projects in China, Argentina, Costa Rica and Mexico, and formed a joint venture with Wuhan Steam Turbine, a state-owned enterprise owned by the City of Wuhan in China to develop hydroelectric projects in Asia. Mr. Kuhns is currently the president, chief executive officer, director and controlling shareholder of Kuhns Brothers, Inc., an investment banking firm founded by Mr. Kuhns in 1986, that specializes in providing financing for power technology ventures and infrastructure companies operating in China. Mr. Kuhns is also a principle of China Hand Fund I, LLC, a hedge fund that focuses on investing in China.

Mr. Kuhns obtained Bachelor of Arts degrees in Sociology and Fine Arts from Georgetown University, a Master of Fine Arts degree from the University of Chicago, and a Master's of Business Administration degree from the Harvard Business School.

James Tie Li

Mr. James Tie Li has extensive investment banking and entrepreneur experience in the U.S. and China. Mr. Li was the founder of, and senior executive with, a number of start-up companies in China including China Hydroelectric Corporation. Mr. Li has been a consultant to Kuhns Brothers, Inc., advising on corporate finance, valuation and acquisition matters related to the firm's China-related equity financing transactions since 2006. In 2002, Mr. Li founded Columbia China Capital Group, a U.S. based boutique investment firm advising Asian firms in mergers and acquisitions, public listing and growth strategy.

Mr. Li obtained a Bachelor of Science degree in accounting from City University of New York and a Master of Business Administration degree from the Columbia University Graduate School of Business. Mr. Li is a Chartered Financial Analyst and a Certified Public Accountant licensed in the State of New Jersey.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NEW ENERGY GROUP COMPANY

Dated: November 6, 2008	By:	/s/ Jiaji Shang
Jiaji Shang
President and Chief Executive Officer

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